UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 25, 2005

CAMDEN NATIONAL CORPORATION

(Exact name of Registrant as specified in charter)

MAINE	01-28190	01-0413282
(State or other jurisdiction	(Commission File Number)	(IRS employer
of incorporation)		Identification No.)

Two Elm Street, Camden, Maine	04843
(Address of principal executive offices)	(Zip Code)

(207) 236-8821

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On January 25, 2005, Camden National Corporation adopted the Long-Term Performance Share Plan, which is intended to create incentives for certain executive officers of the Company to allow the Company to attract and retain persons who will contribute to the future success of the Company. It is further the intent of the Company that Awards made under this Plan will be used to achieve the twin goals of aligning executive incentive compensation with increases in stockholder value and using equity compensation as a tool to retain key employees. Awards will be calculated based upon the attainment of certain levels of designated performance measures over the long-term performance period, which is three consecutive fiscal years beginning on January 1. This Plan is a component plan of the 2003 Stock Option and Incentive Plan, which was approved by shareholders at the Company’s Annual Meeting held on April 29, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be filed on its behalf by the undersigned thereunto duly authorized.

CAMDEN NATIONAL CORPORATION

By:	/s/ Gregory A. Dufour	Date: January 25, 2005
Gregory A. Dufour
Chief Banking Officer and Principal
Financial & Accounting Officer